Exhibit 99.1

Mistras Group announces fiscal 2013 Adjusted EBITDA* to be below guidance; Revenues grow in line with expectations

PRINCETON JUNCTION, N.J., June 25, 2013 (GLOBE NEWSWIRE) — Mistras Group, Inc. (NYSE:MG), a leading “one source” global provider of technology-enabled asset protection solutions, today announced that based upon preliminary results, Adjusted EBITDA* for its fiscal year ended May 31, 2013 is expected to be approximately $68 million. The Company also expects fiscal 2013 revenues to be approximately $529 million, which is near the midpoint of its previously issued guidance range of $525 million to $535 million. This represents an increase of approximately 21% over fiscal 2012 revenues. Consistent with past practice, the Company expects to announce final results for fiscal 2013 on or about August 8, 2013.

Some of the factors contributing to Adjusted EBITDA* being below the Company’s estimate include:

•	Gross margin declines of approximately 250 basis points, primarily in the International and Service Segments.

•	Organic revenue declines of nearly 7% in the fourth quarter in the International segment as project activity and product shipments remain lower than expected.

•	Higher than anticipated transition costs in connection with our recent acquisitions in the International Segment.

The Company’s initial estimates for fiscal 2014 guidance are for revenues to be in the range of $570 million to $600 million and Adjusted EBITDA* to be in the range of $74 million to $80 million. The Company will provide updates to these estimates when it announces the final results for the year and the fourth quarter for fiscal 2013 on or about August 8, 2013.

Sotirios Vahaviolos, Mistras Chairman and Chief Executive Officer, commented “Mistras had another solid year, with strong revenue growth and increased Adjusted EBITDA. Our profitability, particularly in the fourth quarter, was lower than expected due to challenging economic environments in both Europe and Brazil, and lower gross margins in the Services and International segments. However, the overall demand for Mistras’ Asset Protection Solutions remains strong, and we are very focused on converting this strong demand into stronger results in fiscal 2014.”

Conference Call

In connection with this release, Mistras will hold a conference call on Wednesday, June 26, 2013 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-800-322-2803 and use confirmation code 38685570 when prompted. The International dial-in number is 1-617-614-4925.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2012 filed with the Securities and Exchange Commission on August 14, 2012, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The term “Adjusted EBITDA” is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). The Company believes that investors and other users of the financial statements benefit from the presentation of Adjusted EBITDA because it provides an additional metric to compare the Company’s operating performance on a consistent basis and measures underlying trends and results of the Company’s business. An explanation of Adjusted EBITDA is included in the Company’s reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission.